UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 24, 2018

Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596

(Address of principal executive offices)

(919) 526-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On June 25, 2018, Xerium Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”). This Amendment No. 1 is being filed solely to amend the first paragraph of the “Voting Agreements” subsection of Item 1.01 of the Original Report to note that all of the members of the Board of Directors of the Company also entered into voting agreements. As a matter of convenience, the entirety of Item 1.01, as amended, is reproduced below.

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 24, 2018, Xerium Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Andritz AG, a joint stock corporation organized under the laws of Austria with its seat at Graz, Austria (“Parent”), and XYZ Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Subsidiary”).

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Subsidiary shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company outstanding immediately prior to the Effective Time (other than any shares owned by the Company and its subsidiaries or Parent and its subsidiaries (including Merger Subsidiary) or any dissenting shares) will be automatically converted into the right to receive $13.50 in cash, without interest.

The Board of Directors of the Company (the “Board”) by a unanimous vote of directors present approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of common stock of the Company (the “Company Stockholder Approval”). The closing of the Merger is also subject to various customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar regulatory clearances in certain other jurisdictions, the absence of any governmental order prohibiting the consummation of the transactions contemplated by the Merger Agreement, the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifications) and compliance with the covenants and agreements in the Merger Agreement in all material respects.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) not to take certain actions or engage in specified types of transactions during this period unless approved by Parent, (iii) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Stockholders’ Meeting”), and (iv) subject to certain exceptions, not to withdraw, qualify or modify the recommendation of the Board that the Company’s stockholders adopt the Merger Agreement.

Subject to certain limited exceptions, the Merger Agreement provides that the Company, its subsidiaries, and its and their respective representatives are prohibited from, among other things, soliciting, initiating, knowingly encouraging or knowingly facilitating any alternative acquisition proposals, participating in any discussions or negotiations regarding any alternative acquisition proposals or providing any non-public information or data concerning the Company or any of its subsidiaries in connection with any alternative acquisition proposals.

The Merger Agreement contains certain termination rights, including the right of either the Company or Parent to terminate the Merger Agreement if (i) the Effective Time has not occurred on or before December 31, 2018, provided that such date will be automatically extended to June 30, 2019 if certain regulatory clearances have not yet been obtained, (ii) any governmental order prohibits consummation of the transactions contemplated by the Merger Agreement, (iii) the Company Stockholder Approval is not obtained at the Stockholders’ Meeting, (iv) the other party has breached any representation, warranty or covenant and not cured such breach or (v) under certain circumstances relating to the acceptance of an alternative acquisition proposal. The Company will pay to Parent a termination fee of $25 million plus expenses if the Merger Agreement is terminated in the event of a change in the Board’s recommendation with respect to the Merger or the acceptance of an alternative acquisition proposal, as detailed further in the Merger Agreement, and the Parent will pay to the Company a termination fee of $25 million plus expenses if the Merger Agreement is terminated in connection with a failure to obtain regulatory approvals.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference. The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure letter delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Voting Agreements

In connection with the execution of the Merger Agreement, certain of the Company’s stockholders, including each member of the Board, in their respective capacities as holders of shares of the Company’s common stock, entered into Voting Agreements (the “Voting Agreements”) with Parent pursuant to which such parties agreed, among other things, to vote in favor of the Merger at the Stockholders’ Meeting. The shares subject to the Voting Agreements comprise approximately 21% of the outstanding shares of Company’s common stock. The Voting Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement, the occurrence of an Adverse Recommendation Change (as defined in the Merger Agreement) or the conclusion of the Stockholders’ Meeting.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Voting Agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On June 24, 2018, the Company issued a press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

About Xerium Technologies

Xerium Technologies, Inc. (NYSE: XRM) is a leading global provider of industrial consumable products and services. Its products and services are consumed during machine operation by its customers. Xerium operates around the world under a variety of brand names, and utilizes a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 28 manufacturing facilities in 13 countries around the world, Xerium has approximately 2,850 employees.

Additional Information and Where to Find It

In connection with the proposed merger, Xerium plans to file with the Securities and Exchange Commission (“SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, XERIUM’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Xerium files with the SEC (when available) from the SEC’s website at www.sec.gov and the “Investor Relations” section of Xerium’s website at www.xerium.com. In addition, the proxy statement and other documents filed by Xerium with the SEC (when available) may be obtained from Xerium free of charge by directing a request to Investor Relations, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596.

Participants in the Solicitation

This document does not constitute a solicitation of proxy or an offer to purchase or a solicitation of an offer to sell any securities. Xerium and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Xerium’s stockholders in connection with the proposed merger. Information about Xerium’s directors and executive officers and their interests in the proposed merger is set forth in Xerium’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 30, 2018. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this document that do not relate solely to historical facts and involve risks and uncertainties or predict or describe future events or trends are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Xerium’s future prospects, developments, and business strategies. These statements may be identified by words such as “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions or the negative of these expressions. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which Xerium has no control. These factors, risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to obtain the approval of Xerium’s stockholders or required regulatory clearances or the failure to satisfy any of the other closing conditions to the Merger; potential disruption of management’s attention from Xerium’s ongoing business operations due to the Merger; the effect of the announcement of the Merger on the ability of Xerium to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; the economic strength and competitive nature of the geographic markets that Xerium serves; Xerium’s ability to increase manufacturing capacity and productivity; Xerium’s ability to increase selling prices during periods of increasing raw material costs; the impact of foreign currency exchange rate fluctuations; and compliance with U.S. and foreign laws, including the Foreign Corrupt Practices Act, as well as the other risks detailed from time to time in Xerium’s filings with the SEC, including but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018, and subsequent SEC filings. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made, and Xerium does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

By	/s/ Phillip B. Kennedy
Name:	Phillip B. Kennedy
Title:	Executive Vice President, General Counsel & Secretary

Date: July 6, 2018